EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 14, 2005 relating to the financial statements of Advanced Magnetics, Inc., which appears in Advanced Magnetics, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2005.

/s/ PricewaterhouseCoopers LLP

February 7, 2006

Boston, MA